UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM C-AR
UNDER THE SECURITIES ACT OF 1933

(Mark one.)

? Form C: Offering Statement
? Form C-U: Progress Update
? Form C/A: Amendment to Offering Statement
? Check box if Amendment is material and investors must reconfirm within five business days.
? Form C-AR: Annual Report
? Form C-AR/A: Amendment to Annual Report
? Form C-TR: Termination of Reporting

Name of issuer
FCP Insight, Inc.

Legal status of issuer

Form
Corporation

Jurisdiction of Incorporation/Organization
Washington

Date of organization
April 16, 2008

Physical address of issuer
3400 188th St. SW, Ste. 461, Lynnwood, WA 98037-4793
Website of issuer
fcpinsight.com

Current number of employees
4

 Most recent fiscal year-end (2024) Prior fiscal year-end (2023)
Total Assets $532,090.98 $611,717.34
Cash & Cash Equivalents $28,428.60 $55,299.75
Accounts Receivable $8,599.50 $5,299.75
Short-term Debt $329,888.92 $43,602.29
Long-term Debt $80,300.00 $80,300.00
Revenues/Sales $88,664.23 $61,704.51
Cost of Goods Sold $428,813.35 $383,058.02
Taxes Paid $61.26 ($220.00)
Net Income ($340,149.12) ($321,353.51)

April 28, 2025

FORM C-AR

FCP Insight, Inc.

This Form CAR inducting the cover page and all exhibits attached hereto the Form CAR is being furnished by FCP Insight Inc a Washington corporation the Company as well as references to we us or our for the sole purpose of providing certain information about the Company as required by the Securities and Exchange Commission SEC.
No federal or state securities commission or regulatory authority bas passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF 227.100 et seq. which requires that it must file a report with the Commission annually and post the report on its website at https://fcpinsight.com no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF ( 227.202(b)) by 1) being required to file reports under Section 13a or Section 15d of the Exchange Act of 1934 as amended, 2 filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record 3 filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000 4 the repurchase of all the securities sold pursuant to Regulation CF by the Company or another party, or 5) the liquidation or dissolution of the Company.

The date of this Form C-AR is May 5, 2025.

THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL SECURITIES.

Forward Looking Statement Disclosure

This Form C-AR and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as anticipate, estimate, expect, project, plan, intend, believe, may, should, can have, likely, and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward looking statements contained in this Form CAR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C-AR you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties many of which are beyond the Companys control and assumptions. Although the Company believes that these forward looking statements are based on reasonable assumptions you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward looking statements.

Any forward looking statement made by the Company in this Form C AR or any documents incorporated by reference herein or therein speaks only as of the date of this Form CAR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward looking statement whether as a result of new information future developments or otherwise except as may be required by law.

Table of Contents

SUMMARY 6
The Business 6
RISK FACTORS 6
 Risk Related to the Companys Business and Industry 6
BUSINESS 21
 Description of the Business 21
 Business Plan 21
 History of the Business 21
 Results of Operations 22
 Intellectual Property 23
 Government/Regulatory Approval and Compliance 23
 Litigation 23
 Other 23
DIRECTORS, OFFICERS, AND EMPLOYEES 23
 Directors and Officers 23
 Employees 26
CAPITALIZATION AND OWNERSHIP 27
 Capitalization 27
 Debt 30
 Historic Offerings 30
FINANCIAL INFORMATION 32
Additional Sources of Capital 33
Capital Expenditures and Other Obligations 33
 Material Changes and Other Information 33
 Trends and Uncertainties 33
 Restrictions on Transfer 33
TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST 33
 Related Person Transactions 33
 Conflicts of Interest 34
OTHER INFORMATION 34
 Bad Actor Disclosure 34
EXHIBITS 37
 Exhibit A 37

About this Form C-AR

You should rely only on the information contained in this Form C-AR. We have not authorized anyone to provide you with information different from that contained in this Form C-AR. You should assume that the information contained in this Form C-AR is accurate only as of the date of this Form C-AR, regardless of the time of delivery of this Form C-AR. Our business, financial condition, results of operations, and prospects may have changed since that date.

Statements contained herein as to the content of any agreements or other document are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.
SUMMARY

The following summary is qualified in its entirety by more detailed information that may appear elsewhere in this Form C-AR and the Exhibits hereto.

FCP Insights, Inc. the Company is a Washington corporation, formed on April 16, 2008. The Company is located at 3400 118th St. SW, Ste. 461, Lynnwood, WA 98037-4793.
The Companys website is fcpinsight.com.

The information available on or through our website is not a part of this Form C-AR.

The Business
We are a SaaS-based ERP company built for the construction specialty contracting industry focused on Electrical Contractors. We primarily operate in the northwestern United States and specialize in providing software-as-a-service solutions. Our primary focus is on delivering a comprehensive ERP system tailored for service businesses in the construction industry. Originally developed for ABSCO Alarms, Inc. (ABSCO), a company specializing in alarm installation and monitoring and primarily owned by Erick Slabaugh, its majority stockholder.

Our product is currently integrated with the QuickBooks desktop version and is actively working towards integration with the online program. FCP Insights Business Control Center IBCC offers cloud based construction management software designed to cater to clients in specialty trade businesses. This software empowers users to efficiently manage projects, create estimates, and access real time reports, providing valuable insights into their business operations. FCPs software is versatile and can be utilized by a wide range of businesses, including electrical contractors, integrators, carpenters, roofers, and various other service providers within the construction industry.

RISK FACTORS

Risks Related to the Companys Business and Industry

Third parties might infringe upon our technology.
We cannot assure you that the steps we have taken to protect our property rights will prevent the misappropriation of our technology. To protect our rights to our intellectual property, we plan to rely on a combination of patents, trade secrets, confidentiality agreements, and other contractual arrangements with our employees, affiliates, strategic partners, and others. We may be unable to detect inappropriate use of our technology. Failure to adequately protect our intellectual property could materially harm our brand, devalue our proprietary content and affect our ability to compete effectively. Further, defending any intellectual property rights could result in significant financial expenses and managerial resources. If we were to initiate legal proceedings against a third party to enforce a patent claiming one of our technologies, the defendant may assert that our patent is invalid and/or unenforceable or does not cover its processes, components or future products. Proving patent infringement can be difficult. Any loss of patent protection or difficulty in enforcing intellectual property rights would have a material adverse impact on our business.

If we infringe on the intellectual property rights of third parties we could be prevented from selling products or services, forced to pay damages, and defend against litigation.
If our products, methods, processes and other aspects of our operations infringe the proprietary rights of other parties, we could incur substantial costs and we may have to: (i) obtain licenses, which may not be available on commercially reasonable terms, if at all; (ii) abandon certain intellectual property;(iii) redesign our products or services to avoid infringement; (iv) stop using the subject matter claimed in the patents held by others; (v) pay damages; or (vi) defend litigation or administrative proceedings which may be costly, and which could result in a substantial diversion of our valuable management resources. Any claim of infringement against us may have a material adverse effect on our business.

Start-up investing is risky, and we have a limited operating history.
Investing in early-stage companies is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, an investor should carefully consider the specific risks and disclosures related to both the offering type and the Company.

As a company with limited operating history, we have not demonstrated our ability to perform the functions necessary for the successful marketing of our products and services or for the management of the business. Our target market is companies under $50 million in revenue, since we presently believe many companies as they enter this revenue category finally make the decision to invest in an internal Enterprise Resource Planning (ERP) system. No representation is being made that our target market will embrace any of our products and services as we have not developed a client base or established a brand reputation in the target market. As such, our prospects must be considered in light of the risks, uncertainties, and difficulties frequently encountered by businesses in their early stage of development. Accordingly, the Company cannot guarantee that it will be successful in accomplishing its objectives.

Any valuation at this stage is difficult to assess.
Unlike listed companies that are valued publicly through market driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment. The offering price of the share of common stock has been arbitrarily determined by the Company and bears no relationship to the assets, book value, or earnings of the Company, recent sales of common stock of the Company or other securities of the Company, or any other recognized criteria of value. In addition, at some future date there may be additional classes of equity with rights that are superior to the class of equity being sold. No governmental agency has reviewed the Companys offering and no state or federal agency has passed upon either the adequacy of the disclosure contained herein or the fairness of the terms of the Offering. Changes in accounting standards could impact our financial position.

The implementation of new accounting requirements or changes to generally accepted accounting principles could adversely affect the Companys reported financial position or results of operations.

Aggressive discounting by existing ERP vendors, potential entrants in the construction contracting industry, may adversely affect our results of operations.
Aggressive discounting by ERP vendors offering packages on a SaaS basis may result in lower customer usage fees or special discounts. As a result, aggressive or prolonged discounting by manufacturers may adversely affect our results of operations for the periods in which it occurs.

We are dependent on general economic conditions.
Potential customers may be less willing to invest in innovation and technological improvements in an economic downturn. This may temporarily reduce our market size. All investments in the Company risk the loss of capital. While the Companys management believes that its experience and relationships may moderate the risk to some degree, no representation is made that the Companys operations will be successful.

Because of the target market of companies with under $50 million revenue involved in the construction industry, the Company is highly susceptible to changes in general or regional U.S. economic conditions, including, but not limited to, customer credit availability, customer credit delinquency and default rates, interest rates and inflation. Any changes in economic conditions could adversely affect customer demand or increase costs, or both, resulting in lower profitability for the Company and other material adverse impacts on our results of operations.

General economic conditions affecting the SaaS industry and the construction industry may adversely affect our business.
The Software as a Service industry, in particular ERP applications for Construction Contracting Industry, is relatively new and unexplored. It might experience periodic downturns characterized by oversupply and weak demand. Many factors affect the industry, including general economic conditions, consumer confidence, the level of personal discretionary income, interest rates, tariffs, and credit availability. The Company cannot assure you that the industry will not experience sustained periods of decline in demand for ERP applications in the future. If the economy falters, the construction industry may be impacted, and personnel may be released, which initially may result in a reduction in user licenses for existing clients for a period of time. Any decline could have an adverse effect on the Companys business.

Our management may not be able to control costs in an effective or timely manner.
The Companys management anticipates it can use reasonable efforts to assess, predict and control costs, and expenses. However, implementing our business plan may require more employees, capital, equipment, supplies, or other expenditure items than management has predicted. The Companys success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational, and financial resources. To manage this growth, we may have to expand our facilities, augment our operational, financial, and management systems and hire and train additional qualified personnel. The failure to manage and realize growth may materially adversely affect our business, results of operations, and financial condition.

We may face adverse tax consequences and may be audited by the Internal Revenue Service.
The Internal Revenue Service may not accept the tax positions taken by the Company. As a result, the Internal Revenue Service could audit the Companys information and adjustments to the Companys tax returns could occur as a result. Any such adjustment could subject the Company to additional tax interest and penalties, as well as accounting and legal expenses.

Compliance with government regulations may result in significant additional costs that could adversely affect our business, financial results and operations.
The Company will be subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements and consumer protection laws. These laws regulate, among other things, the manner in which the Company conducts business, including advertising, sales and consumer lending practices. Violation of these laws and regulations could result in civil and criminal penalties being levied against the Company or could result in a cease and desist order being issued for operations that are not in compliance. Further laws and regulations may be more stringent and require the Company to incur significant additional costs.

Compliance with new laws and regulations, stricter interpretation of existing laws and regulations or the discovery of contamination at the Companys locations could require the Company to incur significant additional costs. Additionally, new privacy legislation may place greater burdens on SaaS companies.

Our future growth depends on our ability to develop and retain customers.
Our future growth depends to a large extent on our ability to effectively anticipate and adapt to customer requirements and offer services that meet customer demands. If we are unable to attract customers and retain customers, our business, results of operations and financial condition may be materially adversely affected. The Company has extremely limited revenue, and there can be no guarantee that the Company will achieve its profitability goals. Because there are other competing companies in this field such as Procore, NetSuite, Computer Ease, Foundation and others, customers may not adopt our products. If our assumptions do not materialize into sales in the aftermarket for the Insight ERP applications that unify processes in various departments of a construction contracting company, this could materially impact our assumptions and the results of the operations of the business in every respect.

While we intend to target the construction contracting industry, we may be unable to carry over the success of ABSCO due to ineffective marketing. Our target market, in particular, companies under $50 million in revenue, may not require the cost-effective SaaS facility we intend to market, or opt for alternative products available to satisfy some of their needs. An inability to effectively create a need for such an ERP application will impede the ability of the Company to gain traction within the ERP application market that we intend to initiate for the construction industry and will negatively impact expected sales and revenues.

Our sales cycles can be lengthy and variable, which may cause changes in our operating results.
Our sales cycle can vary substantially from customer to customer. A number of factors influence the length and variability of our sales cycles, including, for example i the need to educate potential customers about the uses and benefits of our applications ii the duration of the commitment customers make in their agreements with us iii the discretionary nature of potential customers purchasing and budget cycles and decisions iv the competitive nature of potential customers evaluation and purchasing processes v the functionality demands of potential customers vi fluctuations in the enterprise work management needs of potential customers vii the announcement or planned introduction of new products by us or our competitors and viii the purchasing approval processes of potential customers.

Our sales cycles can make it difficult to predict the quarter in which revenue from a new customer may first be recognized. We may incur significant sales and marketing expenses and invest significant time and effort in anticipation of a sale that may never occur or only occur in a smaller amount or at a later date than anticipated. Delays inherent to our sales cycles could cause significant variability in our revenue and operating results for any particular period.

We may not be able to efficiently train, recruit, hire, or maintain the workforce and management team necessary to implement our business plan.
The Companys success depends upon the contributions of our software development and corporate management teams. Consequently, the loss of the services of key employees could have a material adverse effect on our results of operations. In addition, as the Company expands operations, the Company will need to hire additional personnel. Many of the workers required by the Company will need to be technically skilled. The market for qualified employees in the industry and in the regions in which the Company operates is highly competitive and may subject the Company to increased labor costs during periods of low unemployment.

The Companys success depends, to a significant degree, upon the efforts of our executive officers, advisors and additional personnel. We cannot guarantee that the Company will be able to retain these individuals. The loss of the services of one or more of these executive officers, advisors or additional personnel could adversely affect the Companys business in various ways, including but not exclusive to the severing of pre-existing business relationships that could negatively impact our supply of products or of marketing arenas. In addition, the Company needs to hire experienced general managers and other qualified personnel as the Company expands its operations. The market for qualified employees in the SaaS application industry and in the State of Washington, in which the Company operates, particularly for general managers and sales and service personnel, is highly competitive. The Companys inability to attract and retain additional qualified personnel as needed could adversely affect our expansion plans and results of operations.

Dependence on management and absence of key man insurance.
The Companys business, to date, and for the foreseeable future, will be significantly dependent on the Companys management team. The loss of any one of the officers of the Corporation could have a material adverse effect on the Company. If the Company lost the services Company one or more of its executive officers or key employees, it would need to devote substantial resources to finding replacements, and until replacements were found, the Corporation would be operating without the skills or leadership of such personnel, any of which could have a significant adverse effect on the Companys business. The Company currently does not carry key-man life insurance policies covering any of these officers

Our ability to succeed depends on how successful we will be in our fundraising efforts.
We rely on investment funds in order to use resources to build the necessary tech and business infrastructure to be successful in the long-term. Current and future competitors may be able to draw on substantially greater financial resources than those available to the Company to develop products that are easier to commercialize or become more popular with the potential consumers of our products.

Our business plan is based on our ability to raise sufficient funding through the Offering. If we are unable to raise the necessary funding through the Offering, we may need to seek additional sources of financing, which may not be available on favorable terms, if at all, and if available may carry superior rights than those available to the holders of the shares of the common stock made available through the Offering. If we do not succeed in raising additional funds on acceptable terms, we may be unable to complete the marketing and development of all of our products and services.

The market to provide our services consists of many alternatives with respective advantages and disadvantages. Additionally, the market is rapidly changing. We expect intensive competition as a result of factors such as: (i) our markets increasing size; (ii) our market opportunity becoming more visible; and (iii) industry consolidation.

While we offer unique services in terms of a unified ERP system for the construction industry, we expect competition from companies that provide installed ERP applications in other industries and construction management tools. Market demand might favor other applications, including Customer Resource Management systems, when the need for a comprehensive unified system does not arise.

Many of the potential competitors have or are likely to have significantly greater financial, technical, marketing, and managerial resources than we do and might generate greater revenue and are better known than we are. They may compete more effectively than we do and be more responsive to industry and technological change than we are. Our ability to successfully compete depends on many factors.

Factors over which we may have some level of control include: (i) ability to enter into relationships with marketers; (ii) ability to provide simple, cost-effective and reliable solutions; (iii) timely development and marketing of new services; and (iv) ability to manage rapidly changing technologies, frequent new services introductions and evolving industry standards and practices. Factors outside our control include: (i) development, introduction and market acceptance of new or enhanced services by our competitors; (ii) changes in usage fee policies by our competitors; (iii) entry of new competitors in the market, the potential entrant theory; and (iv) the ability of marketers to provide simple, cost-effective, and reliable promotions.

The failure to compete successfully would impair our ability to generate revenues and become profitable.

If the market for SaaS-ERP applications develops more slowly than we expect or declines, our business would be adversely affected.
The market for SaaS-ERP applications is less mature than the market for on-premise business software applications, and the adoption rate of SaaS-ERP applications may be slower among subscribers in industries with heightened data security interests or business practices requiring highly customizable application software. Our success will depend to a substantial extent on the widespread adoption of SaaS-ERP applications in general, and in the construction industry in particular. Many organizations have invested substantial personnel and financial resources to integrate traditional on-premise business software applications into their businesses, and therefore may be reluctant or unwilling to migrate to SaaS applications. It is difficult to predict customer adoption rates and demand for our platform, the future growth rate and size of the SaaS-ERP applications market, or the entry of competitive applications. The expansion of the SaaS-ERP applications market depends on a number of factors, including the cost, performance, and perceived value associated with SaaS, as well as the ability of SaaS providers to address data security and privacy concerns. Additionally, government agencies have adopted, or may adopt, laws and regulations regarding the collection and use of personal information obtained from consumers and other individuals, or may seek to access information on our platform, either of which may reduce the overall demand for our platform. If we or other SaaS providers experience data security incidents, loss of customer data, disruptions in delivery, or other problems, the market for SaaS business applications, including our customer service platform and live chat software, may be negatively affected. If SaaS-ERP applications do not continue to achieve market acceptance, or there is a reduction in demand for SaaS-ERP applications caused by a lack of customer acceptance, technological challenges, weakening economic conditions, data security or privacy concerns, governmental regulation, competing technologies and products, or decreases in information technology spending, it would result in decreased revenue and our business would be adversely affected.

Our FCP Insight brand may not achieve the level of recognition necessary to attract additional clients, and building recognition of the brand may require us to expend significant funds on marketing, either of which could materially adversely affect our business, financial condition, results of operations, and cash flow:

To be successful, we must continue to build and increase market recognition of our corporate brand because we believe our market is competitive and is likely to become even more competitive. The overall market for enterprise work management software is rapidly evolving and subject to changing technology, shifting customer needs, and frequent introductions of new applications. The intensity and nature of our potential competition varies significantly across industries and software products. Many of our potential competitors are larger and have greater brand name recognition, longer operating histories, larger marketing budgets, and significantly greater resources than we do. Some of our smaller potential competitors may offer applications on a stand-alone basis at a lower price than us due to lower overhead or other factors, while some of our larger potential competitors may offer applications at a lower price in an attempt to cross-sell additional products in the future or retain a customer using a different application.

We believe that, at this time, there are a limited number of direct potential competitors that provide a comprehensive enterprise work management software offering. However, we may face competition both from point solution providers, including legacy on-premise enterprise systems, and other cloud-based work management software vendors that may address one or more of the functional elements of our applications, but are not designed to address a broad range of enterprise work management needs. In addition, we may face competition from manual processes and traditional tools, such as paper-based techniques, spreadsheets, and email. Certain barriers to entry into our market are: market intimacy, knowledge of industry business rules and procedures, development time, and market development. The entry of other successful businesses to our market is possible.

We currently believe Procore and Oracles NetSuite are our most likely competitors. We may see competition from construction software companies offering SaaS products. The introduction of products from companies like Salesforce, Google, and IBM may lower the barrier to entry for newcomers in the field. We are attempting to build a brand that businesses identify with ERP applications through the SaaS model for the construction contracting industry. We believe that the recognition of our brand is critical to our success and the importance of this will increase as more companies enter our market and competition for marketers attention increases. Building such recognition may require us to expend significant funds on marketing and the outcome of our marketing efforts is hard to predict. If we are not successful in our marketing efforts to increase our brand awareness, our ability to attract customers could be harmed, which would cause a materially adverse effect on our business, financial condition, results of operations and cash flow. Further, if our competitors products, services or technologies become more accepted than our enterprise work management software offerings, if they are successful in bringing their products or services to market earlier than ours, or if their products or services are more technologically capable than ours, our revenues could be adversely affected.

Our future results and the demand for our services are mere estimates and, therefore, uncertain, and we will not become profitable if our services do not achieve market acceptance.
The Company was formed in April 2008. The Company launched its ERP application only last year after closing on its last round of investments. Our business plan was formulated based on the experience of ABSCOs experience adopting and using the Companys ERP application. It is our understanding that ABSCO was able to reduce its general and administrative costs by approximately 50% over a 24-month period. Aside from one additional adoption of our ERP application, we have yet to introduce our products to other customers or a larger customer base. Accordingly, our future results are uncertain and results to date relating to the use of the ERP Application by ABSCO may not be representative of future results.

Investors are urged to consider that the financial projections discussed by the Company, if any, were prepared by the Companys management. Such projections are not guarantees of future financial performance, nor should they be understood as such by investors. Investors should be aware of the inherent inaccuracies of forecasting. Although the Companys management, in its own view, has a reasonable basis for these projections and has provided them in good faith, investors may wish to consult independent market professionals about the Companys future performance. If our services do not achieve market acceptance, our business may not become profitable.

Since the application of our ERP package is new in the construction industry, we cannot predict its demand. Demand for our services is dependent upon many factors. Factors over which we may have some level of control include: (i) the number of customers we can attract to our product; (ii) our ability to compete successfully in our market; (iii) our success in promoting our products and services through our sales, marketing and business development personnel, including provision of after-sales service; (iv) successful maintenance of software deployment, common database and modular software design; and (v) maintenance of absolute confidentiality of customer data according to best business practices. Factors outside our control include: (i) uncertainty about the value and effectiveness of our ERP package in the construction industry; (ii) our potential customers willingness to allow us to implement their ERP systems and assist with data migration, and use our services; and (iii) the quality, accuracy, and utility of information provided to us for implementation of their ERP systems.

Because we generally expect to recognize revenue from our customers over the terms of their agreements but incur most costs associated with generating such agreements in advance, rapid growth in our customer base may increase our losses in the short-term:

We anticipate that expenses associated with acquiring customers, such as the expenses related to sales and marketing, will generally be expensed as incurred while most of our revenue will be recognized ratably over the life of the applicable agreements. Therefore, increased sales would result in our recognition of more costs than revenue during the early periods covered by such agreements, even in cases where the agreements are expected to be profitable for us over their full terms. As a result, even if we are successful in increasing our customer base, our short-term operating results may suffer. We anticipate that a significant portion of the revenue we report in each quarter will be generated from customer agreements entered into during previous periods, which will be reflected as deferred revenue on our balance sheet. Consequently, a decline in new or renewed agreements, or a downgrade of renewed agreements to fewer subscriptions of features, in any one quarter may not be fully reflected in our revenue in that quarter. Such a decline, however, will negatively affect our revenue in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of our applications, and potential changes in our pricing policies or rates of renewals, may not be fully reflected in our results of operations until future periods. Similarly, it would be difficult for us to rapidly increase our revenue through new sales, renewals and upgrades of existing customer agreements, or through additional cross-selling opportunities, in a given period due to the timing of revenue recognition inherent in our subscription model.

Perpetual monthly license revenue is unpredictable, and a material increase or decrease in perpetual license revenue from period to period can produce substantial variation in the total revenue and earnings we recognize in a given period.
Perpetual license revenue reflects the revenue recognized from sales of perpetual licenses relating to our software as a service package to new customers, and additional licenses for such applications to existing customers. We generally expect to recognize the license fee portion of the arrangement at the beginning of each month. Perpetual licenses of our software as a service package may be sold through third-party resellers and, as such, the timing of sales of perpetual licenses is difficult to predict with the timing of recognition of associated revenue unpredictable. A material increase or decrease in the sale of perpetual licenses from period to period could produce substantial variation in the revenue we recognize. Accordingly, comparing our perpetual license revenue on a period to period basis may not be a meaningful indicator of a trend or future results.

We must effectively manage and operate software deployment for unique ERP applications, common database and modular software design.
The Companys business is dependent upon the efficient operation of an appropriate effective software deployment unique to each ERP application and successful management of deployment activities including activating, adapting, updating, built-in updating, and un-installation. The product is expected to allow every department of the construction contracting business, our target customer, to store and retrieve information in real-time and our success depends on the reliability, accessibility and ease in sharing information as required. The product is also expected to enable our customers to adapt the system to their business needs. The failure of the Companys information systems to perform as designed or the failure to maintain and continually enhance or protect the integrity of these systems could disrupt the Companys business, impact sales and profitability, or expose the Company to customer or third-party claims.

Our network infrastructure, computing systems or software may fail or be compromised or damaged, which could harm our reputation, as well as materially adversely affect our business, financial condition, results of operations, and cash flow.
The performance of our hardware and software is critical to our business. A failure in our hosting companys infrastructure including power, network, and data storage failures that cause an interruption in service or a decrease in responsiveness of our transaction processing or data storage capabilities could impair our reputation and the attractiveness of our brand. In the past, the software package, as well as other ERP applications have experienced periodic system interruptions, which may occur from time to time in the future. Such disruptions may be caused by unique errors in the software code that can be subsequently corrected. Any significant increase in the frequency or severity of future disruption could have a material adverse effect on our business, financial condition, results of operation, and cash flow.

The software for our system is complex and may contain undetected errors or defects, in particular when we implement upgrades to our system. Any errors or defects discovered after our software is released could damage our reputation or result in lost revenue or liability.

We intend to regularly monitor and test our system and software and identify defects from time to time. We intend to address such defects by rewriting software code and, if possible, replacing portions of our proprietary software with commercially available software components. Any failure to identify defects or difficulties in implementing this new software may result in greater than expected expense and may cause disruptions to our business.

The system is currently running on Amazon Web Services (AWS). As such the system is dependent on AWS continuing to provide service, maintaining cybersecurity protocols, and otherwise being a viable means of providing our services. We are highly dependent on AWS pricing stability. Increases in hosting costs could adversely impact our expenses and operations. Cyber-security breaches on AWS could cause down-time or failure of service. This might lead to temporary or significant system failures, which might affect the customers business and our own. Additionally, there is a strong likelihood that confidential and privileged customer data might not be safe in case of any online breach or sabotage.

Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our applications and adversely affect our business.
Federal, state, and foreign government bodies and agencies have adopted, are considering adopting or may adopt laws and regulations regarding the collection, use, storage, and disclosure of personal information obtained from individuals. The costs of compliance with, and other burdens imposed by such laws and regulations that are applicable to the businesses of our customers may limit the use and adoption of our applications and reduce overall demand, or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws. For example, the European Union and many countries in Europe have stringent privacy laws and regulations that may impact our ability to profitably operate in certain European countries. Furthermore, privacy concerns may cause our customers to resist providing the personal data necessary to allow them to use our applications effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our applications in certain industries. All of these domestic and international legislative and regulatory initiatives may adversely affect our customers ability to process, handle, store, use, and transmit demographic and personal information from their customers and employees, which could reduce demand for our applications.

The only information that the customer may input into the ERP application is names, email addresses, and non-personal identifying information about projects.

In addition to government activity, privacy advocacy groups, and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the processing of personal information were to be curtailed in this manner, our applications would be less effective, which may reduce demand for our applications and adversely affect our business.

Our system capacity needs are untested and our failure to handle the growth of our database may materially adversely affect our business, financial condition, results of operations, and cash flow or require us to carry out substantial capital expenditure.
The capacity of our system has not been tested, and we do not yet know the ability of our system to manage substantially larger amounts of users and related data. A substantial increase in the number of users and a corresponding increase in the number of data records could strain our AWS servers and storage capacity, which could lead to slower response time or system failures. We may not be able to handle our expected user and transaction levels while maintaining satisfactory performance. System failures or slowdowns adversely affect the speed and responsiveness of our transaction processing. These would have a negative impact on the experience for our clients users and reduce our systems effectiveness.

Such an increase could require us to expand and upgrade our technology, processing systems, and network infrastructure. Any unexpected upgrades could be disruptive and costly. Our failure to handle the growth of our databases could lead to system failures, inadequate response times or corruption of our data, and could materially adversely affect our business, financial condition, results of operations, and cash flow. We may be unable to expand and upgrade our systems and infrastructure to accommodate this growth in a timely manner. Any failure to expand or upgrade our systems could damage our reputation and our business.

If we fail to integrate our applications with other software applications and competitive or adjacent offerings that are developed by others, or fail to make our applications available on mobile and other handheld devices, our applications may become less marketable, less competitive or obsolete and our operating results could be harmed.
We hope to integrate our enterprise management software with a variety of other software applications, and also with competing and adjacent third-party offerings, and we need to continuously modify and enhance our platform to adapt to changes in cloud-enabled hardware, software, networking, browser, and database technologies. Any failure of our applications to integrate effectively with other software applications and product offerings could reduce the demand for our applications or result in customer dissatisfaction and harm to our business. If we are unable to respond to changes in the applications and tools with which our applications integrate in a cost-effective manner, our applications may become less marketable, less competitive or obsolete. Competitors may also impede our attempts to create integration between our applications and competitive offerings, which may decrease demand for our applications. In addition, an increasing number of individuals within organizations are utilizing devices other than personal computers, such as mobile phones, tablets and other handheld devices, to access the Internet and corporate resources and to conduct business. If we cannot effectively make our applications available on these devices, we may experience difficulty attracting and retaining customers.

Incorrect or improper implementation or use of our SaaS-ERP applications could result in customer dissatisfaction and negatively affect our business, results of operations, financial condition, and growth prospects.
Our SaaS-ERP applications may be deployed in a wide variety of technology environments and into abroad range of complex workflows. We often assist our customers in implementing our applications, but many customers attempt to implement even complex deployments themselves. If we or our customers are unable to implement our SaaS-ERP applications successfully, or unable to do so in a timely manner, customer perceptions of our SaaS-ERP applications, service, and company may be impaired, our reputation and brand may suffer, and customers may choose not to renew or expand the use of our SaaS-ERP applications.

Our customers and third-party partners may need training in the proper use of our SaaS-ERP applications to maximize its potential. If our SaaS-ERP applications is not implemented or used correctly or as intended, inadequate performance may result. Because our customers rely on our SaaS-ERP applications to manage a wide range of operations, incorrect or improper implementation or use, our failure to train customers on how to efficiently and effectively use our SaaS-ERP applications, or our failure to provide adequate product support to our customers, may result in negative publicity or legal claims against us. Also, as we continue to expand our customer base, any failure by us to properly provide these services will likely result in lost opportunities for additional subscriptions.

Any failure to offer high-quality product support may adversely affect our relationships with our customers and our financial results.
In deploying and using our customer service platform and live chat software, our customers depend on our product support team to resolve complex technical and operational issues. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for product support. We also may be unable to modify the nature, scope, and delivery of our product support to compete with changes in product support services provided by our competitors. Increased customer demand for product support, without corresponding revenue, could increase costs and adversely affect our operating results. Our sales are expected to be highly dependent on our business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality product support, or a market perception that we do not maintain high-quality product support, could adversely affect our reputation, our ability to sell our customer service platform and live chat software to existing and prospective customers, our business, operating results, and financial position.

If we are not successful in protecting our intellectual property our business will suffer.
We depend heavily on technology to operate our business. Our success depends on protecting and enforcing our intellectual property, which is one of our most important assets. We have developed and acquired proprietary technology including a common database, interface servers and modular software design. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our applications or to obtain and use information that we regard as proprietary. Policing unauthorized use of our applications is difficult, and we are unable to determine the extent to which piracy of our software exists or will occur in the future. Litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. Such litigation could be costly, time-consuming and distracting to management, result in a diversion of resources or the narrowing or invalidation of portions of our intellectual property and have a material adverse effect on our business, operating results, and financial condition.

Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights or alleging that we infringe the counterclaimants own intellectual property. These steps may be inadequate to protect our intellectual property. Third parties may challenge the validity or ownership of our intellectual property, and these challenges could cause us to lose our rights, in whole or in part, to such intellectual property or narrow its scope such that it no longer provides meaningful protection. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Despite our precautions, it may be possible for unauthorized third parties to copy our products and use information that we regard as proprietary to create products and services that compete with ours. Some license provisions protecting against unauthorized use, copying, transfer, and disclosure of our applications may be unenforceable under the laws of certain jurisdictions and foreign countries. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States. To the extent we expand our international activities, our exposure to unauthorized copying, transfer, and use of our applications and proprietary technology or information may increase.

There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology. If we fail to meaningfully protect our intellectual property, our business, brands, operating results, and financial condition could be materially harmed.

Additionally, competitors may be able to devise methods of competing with our business that are not covered by other intellectual property rights. Further, the laws of some foreign countries may not protect our intellectual property rights to as great an extent as do the laws of the United States. Our competitors may independently develop similar technology, duplicate our technology or design around any patents that we may obtain or our other intellectual property. If we do not adequately protect our intellectual property, our business, financial condition, results of operations, and cash flow could be materially adversely affected.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt the Companys operations and could have a material adverse impact on us.
The outbreak of pandemics and epidemics could materially and adversely affect the Companys business, financial condition, and results of operations. If a pandemic occurs in areas in which we have material operations or sales, the Companys business activities originating from affected areas, including sales, materials, and supply chain related activities, could be adversely affected. Disruptive activities could include the temporary closure of facilities used in the Companys supply chain processes, restrictions on the export or shipment of products necessary to run the Companys business, business closures in impacted areas, and restrictions on the Companys employees or consultants ability to travel and to meet with customers, vendors or other business relationships. The extent to which a pandemic or other health outbreak impacts the Companys results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of a virus and the actions to contain it or treat its impact, among others. Pandemics can also result in social, economic, and labor instability which may adversely impact the Companys business. If the Companys employees or employees of any of the Companys vendors, suppliers or customers become ill or are quarantined and in either or both events are therefore unable to work, the Companys operations could be subject to disruption. The extent to which a pandemic affects the Companys results will depend on future developments that are highly uncertain and cannot be predicted.

Our operations could be impacted by adverse weather conditions.
Adverse weather conditions might cause power outages or disruption of the internet and may hamper our ability to provide continued effective services. This could impair our reputation and the attractiveness of our brand. Any significant increase in the frequency or severity of future disruption could have a material adverse effect on our business, financial condition, results of operation, and cashflow.

The occurrence of certain unpredictable events could impact our operations.
The occurrence of certain material events including fire, acts of God, natural disasters, acts of terrorism, the outbreak of war, an outbreak of disease, or other significant national or international events, whether political, economic or social could adversely affect the Companys operating results.

Undetected defects in our application could affect our profitability.
While the Company will carry out the requisite troubleshooting before the application is sold, it still may contain undetected defects. If there are defects or bugs in our application, we could experience lost revenue, increased costs, delays in, cancellations or rescheduling of order shipments, litigation, disputes, liability, application replacements, returns or discounts, or damage to our reputation, any of which would harm our operating results and our business. The on-going development of the system and continual release process could introduce bugs to the system which may adversely impact system operations and harm our reputation, and negatively impact our clients businesses.

Adverse results in litigation could impact our margins and operational capability. Our insurance may not be adequate to cover this risk.
The Company may be subject to various litigation matters including the possibility of product liability claims. If such claims are raised and the outcomes in any significant matters are adverse, such results could negatively affect the Companys business. Claims arising out of actual or alleged violations of law may be asserted against the Company by individuals, either individually or through class actions, or by governmental entities in civil or criminal investigations or proceedings. Such actions may expose the Company to adverse publicity and to substantial monetary damages and legal defense costs, injunctive relief, and criminal and civil fines and penalties, including suspension or revocation of our licenses to conduct operations.

Some actions might involve allegations that are not insured. We intend to purchase Errors and Omissions Insurance (E&O). However, if we sustain damages greater than our insurance coverage, or the damages are not insured, there could be a material adverse effect on our liquidity, which could hamper our operations.

Your shares are not easily transferable.
You should not plan on being able to readily transfer and/or resell your security. Currently, there is no market or liquidity for these shares and the Company does not have any plans to list these shares on an exchange or other secondary market. At some point the Company may choose to do so, but until then you should plan to hold your investment for a significant period of time before a liquidation event occurs, if ever.

Certain restrictions on transferability will preclude disposition and transfer of securities other than pursuant to an effective registration statement or in accordance with an exemption from registration contained in the Securities Act. In light of these restrictions, there is presently no market, and there may never be a public market for the distribution of the Companys securities. Further, there can be no assurance that we will ever consummate a public offering of any of our securities. Accordingly, investors in the Company bear the economic risk of holding the Companys securities for an indefinite period of time and that these securities may diminish to the point of being of little to no value.

We do not expect to pay dividends on the common stock.
The Companys board of directors will determine whether to pay dividends on the common stock primarily based upon the Companys financial condition, results of operations, and business requirements. Because the Company intends to use any excess cash to fund our growth strategy, the Company currently does not expect to pay any dividends on the common stock in the foreseeable future.

You may only receive limited ongoing disclosure.
While the Company must disclose certain information, since the Company is at an early stage, it is only able to provide limited information about its business plan and operations because it does not have fully developed operations or a long history. The Company may also only be obligated to file information periodically regarding its business, including financial statements. A publicly listed company, in contrast, is required to file annual and quarterly reports and promptly disclose certain events through continuing disclosure that you can use to evaluate the status of your investment.

The Company may never receive a future equity financing or undergo a liquidity event such as a sale of the Company or an initial public offering (IPO).
If a liquidity event does not occur, such as a sale of the Company or an IPO, the purchasers could be left holding the Companys securities in perpetuity. The Companys securities have numerous transfer restrictions and will likely be highly illiquid, with potentially no secondary market on which to sell them. The securities sold to the Companys investors have only a minority of voting rights and do not provide the ability to direct the Company or its actions.

Future fundraising may affect the rights of investors.
The Company is not presenting raising additional funds, but it may raise additional funds in the future, either through offerings of securities or borrowing from banks or other lending sources. The terms of future capital raises or loan agreements may include covenants that give security holders or creditors greater control over the Companys ability to raise additional funds and use of its assets.

We may not be able to attain capital when required.
As noted below, our Regulation CF offering was not a success in that we sought $1,035,000, but only raised $105,000 in total. Our relationship with ABSCO, which has some common ownership, is currently keeping us afloat financially as it has provided debt financing (see Liquidity and Capital Reserves below). We likely do not have sufficient capital to expand our operations and we are presently operating at a loss. We will need additional funding to: (i) expand our operations in a meaningful way; (ii) increase or revenues; (iii) develop new or enhanced services; (iv) respond to competitive pressures; or (v) to acquire complementary products, businesses or technologies.

We cannot be certain that additional financing will be available on acceptable terms, or at all. Companies engaged in ERP application or CRM (Customer Resource Management) packages have encountered difficulty in obtaining funding from the public capital markets as well as the private market. If we raise additional capital through the issuance of equity securities, the common stock interest of investors holding shares prior to such issuance would be diluted. In addition, we may also raise any necessary additional capital through the issuance of preferred stock, with rights superior to those of the common stock purchased by investors prior to such issuance. If adequate funds are not available on acceptable terms, we may not be able to fund our expansion, develop or enhance our services or respond to competitive pressures. Changes in the availability or cost of capital and working capital financing including the availability of long-term financing to support development of the Company and the availability of securitization financing, could adversely affect the Companys growth and operating strategies.

There is a lack of audited financial statements and projects or estimates are not guarantees.
As the Company is in the development stage, it does not have its financial statements audited making them of questionable reliability. Additionally, all numbers used by the Company in projections are only estimates based on what the Companys management believes are reasonable assumptions of market conditions, and do not represent any past performance of the Company.

We may alter the use of the proceeds of any offering.
The Company from time to time will evaluate the usage of the Companys cash to determine whether the current application should be changed. Accordingly, the management of the Company will have significant discretion in applying the net proceeds of any offering. The failure of the management of the Company to apply such funds effectively could have a material adverse effect on the Companys business, prospects, financial condition, and results of operations.

Investing in the Common Stock may implicate regulatory concerns.
Most pension or profit-sharing plans, individual retirement accounts and tax-advantaged retirement funds are subject to the provisions of the Internal Revenue Code, the Employee Retirement Income Security Act of 1974 (ERISA), or both, which may be relevant to a decision as to whether such plans should invest in the Company in some future offering. There may, for example, be issues as to whether such an investment is prudent or a prohibited transaction. Legal counsel should be consulted by such a retirement fund before investing in the Company in the event the Company engages in an offering at some future date.

The U.S. Securities and Exchange Commission has not passed upon the merits of any securities offered by the Company or the terms of any of the Companys offerings, nor has it passed upon the accuracy or completeness of any offering document or literature.
You should not rely on the fact that our Form C, and, if applicable, Form D is accessible through the U.S. Securities and Exchange Commissions EDGAR filing system as an approval, endorsement or guarantee of compliance as it relates to the Companys historical Regulation CF offering or any other offering of the Company.

The Companys securities have not been registered under federal or state securities laws, leading to an absence of certain regulation applicable to the Company.
The securities of the Company have not been registered under the Securities Act of 1933 (the Securities Act), and any offering of the Companys securities has been in reliance on exemptive provisions of the Securities Act. Similar reliance has been placed on apparently available exemptions from securities registration or qualification requirements under applicable state securities laws. No assurance can be given that any offering qualified or any future offering will qualify under one or more of such exemptive provisions due to, among other things, the adequacy of disclosure and the manner of distribution, the existence of similar offerings in the past or in the future, or a change of any securities law or regulation that has retroactive effect. If, and to the extent that, claims or suits for rescission are brought and successfully concluded for failure to register any offering or other offerings or for acts or omissions constituting offenses under the Securities Act, the Securities Exchange Act of 1934, or applicable state securities laws, the Company could be materially adversely affected, jeopardizing the Companys ability to operate successfully. Furthermore, the human and capital resources of the Company could be adversely affected by the need to defend actions under these laws, even if the Company is ultimately successful in its defense.

The Companys management may have broad discretion in how the Company uses the net proceeds of any offering.
The Companys management will have considerable discretion over the allocation of proceeds from the Offering. No investor in the Company may have the opportunity to assess whether the proceeds are being used appropriately.

The securities issued by the Company are not freely tradable until one year from the initial purchase date. Although the securities may be tradable under federal securities law, state securities regulations may apply, and each Investor should consult with his or her attorney.
You should be aware of the long-term nature of an investment in the Company. There is not now and likely will not be a public market for the Companys securities. Because the Companys securities have not been registered under the Securities Act nor under the securities laws of any state or non-United States jurisdiction, the securities have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the shares of the Companys securities may also adversely affect the price that you might be able to obtain for the shares of securities in a private sale. Investors should be aware of the long-term nature of their investment in the Company. Investors in any future offering of the Company will likely be required to represent that they are purchasing the Companys securities for their own account, for investment purposes and not with a view to resale or distribution thereof.

Investors are not entitled to any inspection or information rights other than those required by Regulation CF.
Investors in the Company do not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by Regulation CF. Other security holders of the Company may have such rights. Regulation CF requires only the provision of an annual report on Form C and no additional information there are numerous methods by which the Company can terminate annual reporting obligations, resulting in no information rights, contractual, statutory or otherwise, owed to Investors. Given the failure of the Companys Regulation CF offering, it is likely that the Company will do just that file to terminate its reporting obligations in accordance with applicable law and regulations. This lack of information could put Investors at a disadvantage in general and with respect to other security holders.

The shares of securities acquired by investors during the Companys historic offerings may be significantly diluted as a consequence of subsequent financings.
The Companys equity securities will be subject to dilution. The Company intends to issue additional equity to future employees and third-party financing sources in amounts that are uncertain at this time, and as a consequence, holders of the Companys securities will be subject to dilution in an unpredictable amount. Such dilution may reduce a purchasers economic interests in the Company.

The amount of additional financing needed by Company will depend upon several contingencies not foreseen at this time.
Each such round of financing (whether from the Company or other investors) is typically intended to provide the Company with enough capital to reach the next major corporate milestone. If the funds are not sufficient, Company may have to raise additional capital at a price unfavorable to the existing investors. The availability of capital is at least partially a function of capital market conditions that are beyond the control of the Company. There can be no assurance that the Company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to obtain such financing on favorable terms could dilute or otherwise severely impair the value of the Companys securities.

There is no present public market for the Companys securities and we have arbitrarily set their price in past offerings.
The Companys historic offering prices were not established in a competitive market. We arbitrarily set the prices of our securities with reference to the general status of the securities market and other relevant factors. Historic offering price for the Companys securities should not be considered an indication of the actual value of the securities and is not based on our net worth or prior earnings. We cannot assure you that the Companys securities could be resold by you at the offering price you paid or at any other price.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management.
It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Companys current business plan. Each prospective Investor is encouraged to carefully analyze the risks and merits of an investment in the Companys securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

THE COMPANYS SECURITIES INVOLVE A HIGH DEGREE OF RISK AND MAY RESULT IN THE LOSS OF AN INVESTORS ENTIRE INVESTMENT. ANY PERSON CONSIDERING THE PURCHASE OF THESE SECURITIES DURING SOME FUTURE OFFERING OR VIA A SECOND SALE SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS OFFERING STATEMENT AND SHOULD CONSULT WITH HIS OR HER LEGAL, TAXA ND FINANCIAL ADVISERS PRIOR TO MAKING AN INVESTMENT IN THE SECURITIES. THE COMPANYS SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

In addition to the risks listed above, businesses are often subject to risks not foreseen or fully appreciated by the management. It is not possible to foresee all risks that may affect us. Moreover, the Company cannot predict whether the Company will successfully effectuate the Companys current business plan. Each prospective Purchaser is encouraged to carefully analyze the risks and merits of an investment in the Securities and should take into consideration when making such analysis, among other, the Risk Factors discussed above.

BUSINESS

Description of the Business

We are a SaaS-based ERP company built for the construction specialty contracting industry focused on Electrical Contractors. We primarily operate in the northwestern United States and specialize in providing software-as-a-service solutions. Our primary focus is on delivering a comprehensive ERP system tailored for service businesses in the construction industry. Originally developed for ABSCO Alarms, Inc. (ABSCO), a company specializing in alarm installation and monitoring and primarily owned by Erick Slabaugh, its majority stockholder.

Business Plan

Our product is currently integrated with the QuickBooks desktop version and is actively working towards integration with the online program. FCP Insights Business Control Center (IBCC) offers cloud-based construction management software designed to cater to clients in specialty trade businesses. This software empowers users to efficiently manage projects, create estimates, and access real-time reports, providing valuable insights into their business operations. FCPs software is versatile and can be utilized by a wide range of businesses, including electrical contractors, integrators, carpenters, roofers, and various other service providers within the construction industry.

History of the Business

FCP Insight, Inc primarily operates in the northwestern United States and specializes in providing software-as-a-service solutions. Their primary focus is on delivering a comprehensive ERP system tailored for service businesses in the construction industry. Originally developed for ABSCO, a company specializing in alarm installation and monitoring and primarily owned by Erick Slabaugh, who is the majority stockholder. FCPs product is currently integrated with the QuickBooks desktop version and is actively working towards integration with the online program. FCP Insights Business Control Center (IBCC) offers cloud-based construction management software designed to cater to clients in specialty trade businesses. This software empowers users to efficiently manage projects, create estimates, and access real-time reports, providing valuable insights into their business operations. FCPs software is versatile and can be utilized by a wide range of businesses, including electrical contractors, integrators, carpenters, roofers, and various other service providers within the construction industry.

The primary revenue stream for the Company is anticipated to come from the usage fees for its ERP applications. License fees are paid, and revenue realized in the month service is provided. At December 31, 2022 and 2021, 100% of our revenue was from one subscriber, Elmore Electric. Elmore has been paying a monthly fee of $500 since 2019. Elmore is now paying an additional $3,000 a month for a part-time developer to enhance the product. In 2023, ABSCO, a related party, emerged as the second paying customer, and an unrelated third customer was also acquired.

Results of Operations:

? Revenue for the year ended December 31, 2024, increased by $81,049.30 to $88,664.23, as compared to $7,614.93 reported for the year ended December 31, 2023. This revenue came from the three customers noted above.
? Expenses for the year ended December 31, 2024, increased by $396,363.98 to $428,813.35, as compared to $32,449.37 reported for the year ended December 31, 2023.
? Net loss for the year ended December 31, 2023, increased by $315,324.68 to a net loss of $340,159.12, as compared to a net loss of $24,834.44 reported for the year ended December 31, 2021.

Liquidity and Capital Resources:

? Since May of 2024 the Companys on-going operations have been supported by debt financing by ABSCO.
? The Company Regulation CF offering which is requiring the filing of this Form C-AR closed in March of 2024, was facilitated by NetCapital, and was a failure. Nearly $100,000 was spent preparing for and marketing the Regulation CF round with only $105,000 of the total $1,035,000 objective raised, and $100,000 of those funds coming from ABSCO.
? During 2023, the Company received cash of $59,491 from CEO Erick Slabaugh in the form of a related party payable. As of September 30, 2023, the outstanding balance of the related party payable was approximately $90,632.
? In May of 2023, the Company sold 100,000 shares of common stock in exchange for gross proceeds of $200,000 through a Reg D offering. During 2022, the Company sold 250,000 shares of common stock in exchange for gross proceeds of $500,000 under the same terms. That Reg D offering is long closed.
? On December 31, 2022, the Company had cash and cash equivalents of $132,089 and working capital of $105,789 as compared to cash and cash equivalents of $24,921 and negative working capital of $57,811 on December 31, 2021.
? During 2022, the Company averaged a monthly burn rate of approximately $2,700 compared to an average monthly burn rate of approximately $30,900 in 2021.
? The Company is held at ownership percentages of 16.7% and 14.8% by ABSCO as of December 31, 2022 and 2021, respectively. It is 71.6% and 75.9% under common ownership with Absco at December 31, 2022 and 2021, respectively. Absco exerts control over substantial operational aspects of the Company, including funding its activities. Furthermore, Absco assumes responsibility for covering expenditures and delivering administrative and managerial services on behalf of the Company. ABSCOs acquisition of additional securities in the Regulation CF offering increased its percentage ownership of the Company. As a result, ABSCO is identified as the predominant influencer, classifying the Company (FCP Insight, Inc.) that is selling Securities in this Offering, as a variable interest entity (VIE).
o Under Generally Accepted Accounting Principles (GAAP), a company that is considered a VIE typically cannot issue stand-alone financial statements. VIEs are entities in which the controlling financial interest is not based on a majority of voting rights but rather through contractual arrangements that give one party (the variable interest holder) power over the VIEs economic activities. In such cases, GAAP generally requires that the VIEs financial statements be consolidated with those of the primary beneficiary, which is the entity that has the majority of the variable interests and is therefore considered the primary beneficiary of the VIE. Consolidation reflects the economic reality of the VIE being controlled by the primary beneficiary, even if the primary beneficiary does not directly own a majority of the voting interests.
o In connection with the Regulation CF offering, in order to provide a more complete picture of the Companys financial position and results of operations, the Company, which is a VIE, provided stand-alone financial statements, containing a review report from an independent Certified Public Accounting firm, and also provided consolidated financial statements, containing a review report from an independent Certified Public Accounting firm, which reflected the economic reality of the VIE being controlled by the primary beneficiary, ABSCO, even though ABSCO does not directly own a majority of the voting interests.
o The financial statements provided in connection with this Form C-AR filing are solely those of the Company.

Intellectual Property

The Company is dependent on the following intellectual property: N/A

Governmental/Regulatory Approval and Compliance

We are not subject to extensive federal, state and local laws and regulations.. Litigation
There are no existing legal suits pending, or to the Company's knowledge, threatened, against the
Company.

Other

The Companys principal address is 3400 188th St. SW, Ste. 461, Lynnwood, WA 98037-4793.

DIRECTORS, OFFICERS, AND EMPLOYEES

Directors

The directors or managers of the Company are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years and their educational background and qualifications..

Name
Erick Slabaugh
Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates:

Start Date End Date Company
Position/Title

06/01/1994
 Present Absco Alarms, Inc. CEO

04/16/2008
 Present FCP Insight, Inc. CEO
Short Bio:
Erick Slabaugh has over 35 years of experience in the specialty contracting industry and is a serial entrepreneur. He is CEO and majority shareholder of Absco Solutions, with his primary responsibilities including: strategic development, business development, and growth strategies. Erick is also founder and CEO of FCP Insight, a SaaS business solution for specialty contractors.
Erick serves on various non-profit boards including the Seattle Sports Commission, the Seattle Fire Foundation, and the Columbia Tower Clubs Board of Governors. Erick has been a member of the Entrepreneurs Organization since 1997. He is a two-term past EO Global Board member and chaired the EO Leadership Academy from inception through year four. He received the EO Volunteer of the Year award for FY 2004-2005 and FY 2008-2009. The Seattle EO Volunteer of the Year award bears his name.
LinkedIn: https://www.linkedin.com/in/erickslabaugh/

Name
Kevin Delargy

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates:

Start Date End Date Company
Position/Title

04/16/2008
 Present FCP Insight, Inc. CTO

12/14/2024

Present
ABSCO Alarms, Inc
CIO

Short Bio:

Kevin Delargy has over 20 years of experience as a software developer and IT professional. He is the CTO of FCP Insight. Prior to joining Absco Solutions & FCP Insight, Kevin held Software Architect, Software Development Lead, and Senior Software Developer positions at several software companies ranging from startup to large later stage. Kevin has been both successful and strategic on projects that include document and workflow management, property insurance underwriting, workers compensation cost containment, employee benefits web portal, and the creation of software development and integration tools.

LinkedIn: https://www.linkedin.com/in/kevin-delargy-6315b325/

Name
Tore Steen

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates:

Start Date End Date Company
Position/Title

01/01/2011
 Present The Utah 1033 Foundation Chairman

01/01/2015
 Present Newpark Capital Chair of Advisory Board

01/01/2011
 Present The Director's Organization Chairman & CEO

01/01/1995
 Present World Intelligent Network, LLC Chairman & CEO

4/27/2009
 Present FCP Insight, Inc. Board Member

Short Bio:

After a career as CEO and business leader of private and public companies, Tore serves on several corporate boards and as a strategic advisor to chief executives of various companies. He is also involved in a number of ventures, through his company World Intelligent Network LLC. Tores business background includes successes as an entrepreneur as well as serving as CEO and/or a Board member for both private and public (NYSE, NASDAQ, LSE) domestic and international companies in the financial, encryption/authentication, leasing, shipping, technology, health care, manufacturing and construction industries.

LinkedIn: https://www.linkedin.com/in/tore-steen-1aa279/

Name
Andrew Fletchall

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates:

Start Date End Date Company
Position/Title

2/10/2016
 Present ABSCO Alarms, Inc
Dba Absco Solutions Managing Director / Director of Operations

12/14/2024

Present
FCP Insight, Inc.
Secretary / Treasurer

Short Bio: Former Nordstrom Corporate loss prevention operations manager Andrew joined the ABSCO team to lead the operations department.  He is a power user of FCP Insights business control center and joined the FCP Insight Board of Directors as Secretary Treasurer in December of 2024.

LinkedIn: https://www.linkedin.com/in/andrew-fletchall-b2777186/

Name
Sheila Millman

Principal occupation and employment responsibilities during at least the last three (3) years with start and ending dates:

Start Date End Date Company
Position/Title

11/01/1999
 5/30/2024 Absco Alarms, Inc. Director of Administration

04/16/2008

6/11/2024

FCP Insight, Inc.

Secretary

Short Bio:

Sheila joined Absco Solutions in 1999 and has risen through the company, holding several different positions each with increasing responsibility. She also serves as the Secretary/Treasurer to the company.

Her career includes 30 years in the commercial sector including Absco Solutions and such companies as Sur La Table, a retail and catalog gourmet kitchen store and Data I/O, a custom engineering programming software company. She has experience in a wide variety of business activities including management and creation of all aspects of corporate administrative policies and duties; accounting; contract management; inventory management; managing order processing and purchasing departments; foreign order and shipping management; all aspects of accounts receivable and payable, collections; and all human resource activities and benefits management.

LinkedIn: https://www.linkedin.com/in/sheila-millman-21a5a270/

Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Washington law. Indemnification includes expenses such as attorneys fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Employees

The Company currently has 4 employees in Washington. CAPITALIZATION AND OWNERSHIP
Capitalization

The following individual is the beneficial owner of 20 percent or more of the issuers outstanding voting equity securities, calculated on the basis of voting power: Erick Slabaugh 3,051,311 shares of Common Stock, with 88.6% of the voting power.

The Company has issued the following outstanding securities:

Class of Security Amount Authorized Amount Outstanding Voting Rights Other Rights

Common Stock
8,000,000
3,342,650
Yes

Options, Warrants, and Other Rights:

Type
 Description Reserved Securities
Stock Option Plan The Company has reserved 1,000,000 for future issuance. As of the initial filing of this Offering, no options have been granted. 1,000,000

How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of securities?
There is an employee stock option plan that has set aside 1,000,000 shares that could dilute existing shareholders if issued and exercised. 150,000 shares have been authorized to vest as of December 14, 2024.

Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?
The Company has granted a perpetual waiver of the transfer restrictions listed in the bylaws of the Company for all Securities sold in this Offering.

How could the exercise of rights held by the principal owners identified above affect the purchasers of Securities being offered?
Shareholders holding a simple majority of the shares of the Company held by shareholders present at shareholders meeting where a quorum is present, or shareholders holding a simple majority of the issued and outstanding shares of the Company via written consent, may cause the Company to take action, Including without limitation: (i) amending the Amended and Restated Bylaws; and (ii) adding or removing directors from the Companys Board of Directors (the Board). As minority owners, you are subject to the decisions made by the majority owners who elect the directors to the Board who, in turn, appoint the officers responsible for the day-to-day operations of the Company. A vast majority of the issued and outstanding common stock are held by the Companys present management, which gives management voting control of the Company. As a minority owner, you may be outvoted on issues that impact your investment, such as (i) the issuance of additional shares, and (ii) the sale of debt, convertible debt, or assets of the Company.

How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.
The price of the Securities was determined solely by the management and bears no relation to traditional measures of valuation such as book value or price-to-earnings ratios. We expect that any future valuation will take the same approach.

What are the risks to purchasers of the securities relating to minority ownership in the issuer?
As the holders of a majority of the voting rights in the Company, our majority shareholders may make decisions with which you disagree, or that negatively affect the value of your investment in the Company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the Company will develop in a way that is advantageous to you. For example, the majority shareholders may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the Company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

In addition, the Company is held at ownership percentages of 16.7% and 14.8% by Absco Alarms Inc.(Absco) as of December 31, 2022 and 2021, respectively. There is a 71.6% and 75.9% ownership interest under common control with Absco at December 31, 2022 and 2021, respectively. Absco exerts control over substantial operational aspects of the Company, including funding its activities. Furthermore, Absco assumes responsibility for covering expenditures and delivering administrative and managerial services on behalf of the Company. There is a risk events and decisions that help Absco are not as helpful, and maybe detrimental to the Company.

What are the risks to purchasers associated with corporate actions including:
? additional issuances of securities;
? issuer repurchases of securities;
? a sale of the issuer or of assets of the issuer; or
? transactions with related parties?

The issuance of additional shares of our common stock will dilute your ownership. These issuances could be from future sales of common stock, convertible securities, simple agreements for future equity, preferred stock, or the exercise of option grants. As a result, if we achieve profitable operations in the future, our net income per share will be reduced because of dilution, and the market price of our common stock, if there isa market price, could decline as a result of the additional issuances of securities.

If we repurchase securities, so that the above risk is mitigated, and there are fewer shares of common stock outstanding, we may not have enough cash available for marketing expenses, growth, or operating expenses to reach our goals. If we do not have enough cash to operate and grow, we anticipate the market price of our stock would decline.

A sale of our company or of the assets of our company may result in an entire loss of your investment. We cannot predict the market value of our company or our assets, and the proceeds of a sale may not be cash, but instead, unmarketable securities, or an assumption of liabilities.

In addition to the payment of wages and expense reimbursements, we may need to engage in transactions with officers, directors, or affiliates. By acquiring an interest in the Company, you will be deemed to have acknowledged the existence of any such actual or potential related party transactions and waived any claim with respect to any liability arising from a perceived or actual conflict of interest. In some instances, we may deem it necessary to seek a loan from related parties. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially averse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. If we are unable to obtain financing on reasonable terms, we could be forced to discontinue our operations. We anticipate that any transactions with related parties will be vetted and approved by executives(s) unaffiliated with the related parties.

The Board establishes the compensation of the executive officers and directors. Erick W. Slabaugh and Kevin Delargy sit on the Board that determines their salary and other benefits. It may be that other officers of the Company will also sit on the Board. Although this is not uncommon, there is an actual conflict of interest if one or more officers vote as directors on salary for themselves. Larger entities generally establish a compensation committee composed of persons who are not executives of the Company. Although the Company does currently intend to establish this practice in the future, at the present time, the size of the Company does not warrant the expense of such a committee composed of persons who are not related to the Company. For the present, investors must be aware of the conflict and of their dependence upon the Board to honor the obligation to be fair and reasonable in the matters of compensation.

Currently, Erick W. Slabaugh, the majority owner, the chief executive, and a director of the Company is also a director and officer of ABSCO Alarms, Incorporated. The Company management may serve in the future as an officer, director or investor in other entities. Neither the Company nor any of its shareholders would have any interest in these projects. The Companys management believes that it has sufficient resources to fully discharge its responsibilities to all projects it has organized or will organize in the future, if any. The Companys management will devote only so much of its time to the business of the Company in accordance with its judgement regarding what is reasonably required.

On April 22, 2008, the Company entered into an Agreement and Bill of Sale with ABSCO Alarms, Incorporated under the terms of which the Company purchased the ABS software package in exchange for licensing such ABS software package to ABSCO Alarms, Incorporated. The terms of such license are established in a License Agreement dated April 22, 2008 (the License Agreement), between the Company and ABSCO Alarms, Incorporated under which the Corporation licenses on a non-exclusive basis the ABS software package to ABSCO Alarms, Incorporated in exchange for a fee payment of $1.00 annually. ABSCO Alarms, Incorporated is now paying the Company $3,000 per month to license the Companys software. Under the terms of the License Agreement, ABSCO Alarms, Incorporated cannot sublicense the ABS software package.

The Company currently does not lease or own any real estate. Currently, the Company operates from the offices of ABSCO Alarms, Incorporated, an affiliate of the Company. In the future, the Company may lease space from ABSCO Alarms, Incorporated or other third parties.

The Companys management may be subject to conflicts of interest: The Companys management may in the future become associated with or employed by other companies, which are engaged, or may become engaged, in operations similar to the operations engaged in by the Company. Conflicts of interest between the Companys officers or directors and the Company may arise by reason of such relationships. Management intends to resolve any conflicts with respect to such operation in a manner equitable to the shareholders of the Company, its management and any of the Companys affiliates.

THE COMPANY HAS THE FOLLOWING DEBT OUTSTANDING:

Creditor(s): Erick Slabaugh

Amount Outstanding: $90,632

Interest Rate:
 0.0%
Maturity Date:
 No Maturity Date
Other Material Terms:
 None.
Creditor(s): ABSCO Alarms Inc

Amount Outstanding: $369,780

Interest Rate:
 0.0%
Maturity Date:
 No Maturity Date
Other Material Terms:
 None.

THE OTHER EXEMPT OFFERINGS FCP INSIGHT, INC. HAS CONDUCTED WITHIN THE PAST THREE YEARS:

Date of Offering:
 12/29/2021
Exemption: Section 4(a)(2)

Securities Offered: Common Stock

Amount Sold:
 $100,427

Use of Proceeds:
 The Company sold 41,328 shares of common stock to a stockholder for expunging debt of $100,427. No cash was received in this transaction.

Date of Offering:
 12/29/2021
Exemption: Section 4(a)(2)

Securities Offered: Common Stock

Amount Sold:
 $888,481

Use of Proceeds:
 The Company sold 365,630 shares of common stock to a related party (beneficial owner Erick Slabaugh, CEO of the Company) for expunging debt of $736,508 and cash proceeds of $151,973. The cash proceeds were used on the operations of the business.

Date of Offering:
 4/15/2022

Exemption: Section 4(a)(2)

Securities Offered: Common Stock

Amount Sold:
 $250,000

Use of Proceeds:
 The Company sold 125,000 shares of common stock for a total purchase price of $250,000. Proceeds from the sale were used on further development, on-going operations, development of website, development of customer service portal, brand and marketing plan development, initial marketing, and on-boarding beta client.

Date of Offering:
 7/15/2022

Exemption: Reg. D, Rule 506(b)

Securities Offered: Common Stock

Amount Sold:
 $50,000

Use of Proceeds:
 The Company sold 25,000 shares of common stock for a total purchase price of $50,000. Proceeds from the sale were used on further development, on-going operations, development of website, development of customer service portal, brand and marketing plan development, initial marketing and on-boarding beta client.

Date of Offering:
 7/15/2022

Exemption: Reg. D, Rule 506(b)

Securities Offered: Common Stock

Amount Sold:
 $200,000
Use of Proceeds:
 The Company sold 100,000 shares of common stock for a total purchase price of $200,000. Proceeds from the sale were used on further development, on-going operations, development of website, development of customer service portal, brand and marketing plan development, initial marketing, and on-boarding beta client.

Date of Offering:
 5/23/2023

Exemption: Reg. D, Rule 506(b)

Securities Offered: Common Stock

Amount Sold:
 $200,000
Use of Proceeds:
 The Company sold 100,000 shares of common stock for a total purchase price of $200,000. Proceeds from the sale were used to fund the operations of the Company.

Date of Offering:
 4/29/2024

Exemption: Regulation CF

Securities Offered: Common Stock

Amount Sold:
 $103,360
Use of Proceeds:
 The Company sold 44,939 shares of common stock for a total purchase price of $103,360. Proceeds from the sale were used to fund the operations of the Company.

FINANCIAL INFORMATION

Please see the financial information listed on the cover page of this Form C-AR and attached hereto in addition to the following information. Financial statements are attached hereto as Exhibit A.

Recent Tax Return Information (for year ending 12/31/2024): The tax return for the Company has been extended and has yet to be filed.

Additional Sources of Capital

The Company does not have any additional sources of capital other than the financial ABSCO is providing as noted above.
Capital Expenditures and Other Obligations

The Company does not intend to make any material capital expenditures in the future. Material Changes and Other Information
Please see the sections entitled Results of Operations and Liquidity and Capital Resources above.

Trends and Uncertainties

The financial statements are an important part of this Form C-AR and should be reviewed in their entirety. The financial statements of the Company are attached hereto as Exhibit A.

Restrictions on Transfer

Any securities sold pursuant to Regulation CF being offered may not be transferred by any Investor of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities were transferred: 1) to the Company, 2) to an accredited investor, as defined by Rule 501(d) of Regulation D of the Securities Act of 1933, as amended, 3) as part of an Offering registered with the SEC or 4) to a member of the family of the Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a family member of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstances. Member of the family as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister and brother-in-law, and includes adoptive relationships. Remember that although you may legally be able to transfer the Securities, you may not be able to find another party willing to purchase them.

TRANSACTIONS WITH RELATED PERSONS AND CONFLICTS OF INTEREST

Related Person Transactions

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of 10 percent or more of the Companys outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons..

The Company has the following transactions with related persons:

See the descriptions in History of the Business, Results of Operations, and Liquidity and Capital Resources as well as the description of Erick Slabaughs loan to the Company noted in the section entitled, The Company Has the Following Debt Outstanding above.

Conflicts of Interest:

Aside from the related party transactions noted above, which always have inherent potential conflicts, to the best of our knowledge the Company has not engaged in any transactions or relationships, which may give rise to a conflict of interest with the Company, its operations or its security holders.

OTHER INFORMATION

The Company has not failed to comply with the ongoing reporting requirements of Regulation CF  227.202 in the past.

Bad Actor Disclosure

The Company is not subject to any Bad Actor Disqualifications under any relevant U.S. securities laws.

Other:

The following are transcripts of the videos shown on the Companys former offering page (from the Regulation CF offering that is now closed):

Video #1:
Hi Im the CEO of both Absco Solutions a life safety and security integration company as well as FCP Insight which is a software as a service ERP system specifically for specialty contractors electrical contractors low voltage contractors like ourselves. One of the things we realized was Absco needed a holistic business system that could really manage the entire organization as far as running the business day to day and the different processes and procedures that we needed a system to be able to manage. As a result of that we started working on FCP Insights core product our software platform more than 20 years ago. The software allows us to create estimates quickly and track our sales funnel track our opportunities track when we expect them to award whether or not they go dead. We can do things like track what vertical market we sell to and which ones were most profitable in and it gives us a more predictable profitable sales funnel. Its enabled us to have real time efficient job costing real time work in progress reporting. Were able to track our team what their skill set is where weve scheduled them what theyre scheduled for. The great thing is that our team in the field can access all this information remotely. Were able to track real time timecards. So as people are working on projects or doing service work or things of that nature theyre able to enter that information directly into their phone and have it log in the system real time against a job or a service call and have the flow of whats been invoiced and whats been paid and provide visibility from the accounting system without ever giving our frontline field team members access to our accounting system. One of the biggest things that it does is it eliminates the need for double entry. We flow seamlessly between our system and QuickBooks and thats just a wonderful thing. It eliminates a lot of errors. It allows us to see what our Billings are going to look like and we can do simple Billings or we can do schedule of values. Were able to track documents and have document repository from an opportunity or lead all the way through to project completion and have that attached to a facility and a facility to an owner. That allows us to retain the history of what it is weve done on that job site. We can track inspections and service work and maintenance ongoing and it allows us to track warranty work. Were able to store those documents in the cloud so that anybody, anywhere, at any time can access them. It allows us and our leaders in our organization to make better and more strategic decisions because we have the right information at our fingertips. It allows us to dive deep on some key issues and analyze what projects are we most successful on. Its helped us to grow Absco from where we were in 2001 to today about 17 times growth a substantial improvement from where we were more than 20 years ago. And it is the platform that we run the business on day to day. I welcome you to speak with us and see what were doing and I would love to have the opportunity to speak with you and show you the system. I hope you make it a great day.

Video #2:
We run projects and we call them jobs. We have a wide range of customers and we do little jobs and big jobs and sometimes the materials are hardly anything and sometimes there are a ton sometimes the labor is a little part of it sometimes its all labor. And we were managing all of those projects with pencil and paper so our service guys their time cards were paper time cards and they would write in them we didnt even have a punch clock they would write a job number on it and the job number would come from their lead and the lead would look at the clipboard that had the list of jobs that we had put on there no kidding a clipboard and thats how we manage things. And then all of the time cards when the job was done would get collected and we would create an invoice based on those paper time cards and a list of materials that came from the project manager writing them down from his memory and so that thats how that piece went. And then all of the invoices the packing slips from the distributors all of those bits and pieces would end up in a manila folder in a file cabinet under that job. So if we ever had a customer ask us Hey, wed like to do a bow thruster just like you did on one of those Trident votes Im not sure which one it was the only way for us to find that history would be to go try to track down the job number for that boat not sure which boat but they thought it was Trident and that means going to a file cabinet and digging through job files in paper to find that history to see if maybe we had put a drawing in there and maybe we had a list of the materials that we purchased in order to duplicate it. So we were really a couple inches forward from the Stone Age but not many! So are all of our service guys they enter their time cards on their phone they select the job number. The job number is all created by the project managers. Those hours are updated real time all the past invoices on that job show up all the documents that we create whether its an estimate or a packing slip those things get scanned and theyre all available then tightly integrated with QuickBooks. And when its time to create the invoice we route some reports and as soon as people are okay that happens in email. Then its just seamless how it goes from EBS into QuickBooks and creates an invoice. So we went from truly clipboard pencil and paper to it all works online and its integrated with our accounting software so thats been thats a Quantum Leap Forward from where we used to be.

I was introduced to Eric and the software by a mutual friend who said Hey you know what theyre developing some cool software you should probably go and take a look at it. And so we came up and saw this demo and I said right then I said that is a platform that we can run our business around. And so it was not really even a difficult choice for us to contemplate so we had QuickBooks. Then for managing projects theres just nothing out there and were really not a big enough company for something like Salesforce or any of these big expensive large overhead big migration challenge platforms. And so we moved over and I gotta say working with the team there has been fantastic. It was not a hard decision once we saw what it was and what we knew from Erick to be the vision fundamental to how we run things now. We are much more efficient in creating a job were much more efficient in managing that job were much more efficient in closing the job and creating invoices for it it is exactly the platform that you run your business on. I would say dont stick with pencil and paper embrace this because the efficiencies will really help in the business. So I would say take the bet its been its paid for us thats for sure but I would say there are direct financial benefits and there are indirect financial benefits. The direct financial benefits are the efficiencies I was talking about things just you get things done more quickly. You also have direct benefits like not forgetting that there were some materials on it or there so those things are pretty direct savings the indirect I would say is you could save more sales because our project managers arent spending as much time as they were before. A lot of it gets done on their behalf which gives them time to go talk to customers that they might not have had before. I can tell you that my benefit for me is I have this platform that everybody can use and its got checks and balances in it and so everyones working better together. So we dont have the silo problems or we dont have as much finger pointing when something goes wrong so we have a process. The number one benefit process and efficiency yeah thats been huge for us you know Id say look its doing great things for us and if its a fit for your business go learn about it.

SIGNATURE

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (227.100 et seq) the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

The issuer also certifies that the attached financial statements are true and complete in all material respects.

____________________________________
(Signature)

Erick Slabaugh_______________________
(Name)

CEO_______________________________
(title)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding ( 227..100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

____________________________________
(Signature)

Erick Slabaugh_______________________
(Name)

CEO_______________________________
(title)

_____________________________________
(Date)

Instructions.

1. The form shall be signed by the issuer, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and at least a majority of the board of directors or persons performing similar functions.

2. The name of each person signing the form shall be typed or printed beneath the signature.

Intentional misstatements or omissions of facts constitute federal criminal violations. See 18
U.S.C. 1001.

EXHIBIT A

Financial Statements

[see attached]
FCP Insight, Inc., a Washington Corporation

Financial Statements (unaudited)

Years and months ended December 31, 2023 & 2024

May 2, 2025

FCP Insight, Inc.
3400 188th St. SW, Ste. 461
Lynnwood, WA 98037-4793

I, Erick Slabaugh, certify that the financial statements of FCP Insights, Inc., for the years ended December 31, 2023 & 2024, and true and complete in all material respects, and were prepared, to the best of my knowledge without the assistance of an audit by accountants, in accordance with GAAP.

_________________________________
Erick Slabaugh, CEO